Exhibit 10.1

NINTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 30th day of June 2011, by and between Silicon Valley Bank ("Bank") and EDGEWAVE, INC. (F/K/A ST. BERNARD SOFTWARE, INC.), a Delaware corporation ("Borrower") whose address is 15333 Avenue of Science, San Diego, CA 92128.

RECITALS

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008, that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 23, 2010, that certain Seventh Amendment to Loan and Security Agreement dated as of September 29, 2010 and Eighth Amendment to Loan and Security Agreement dated as of May 12, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the "Loan Agreement").

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) extend additional credit, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1          All references in the Loan Documents to Borrower's name "ST. BERNARD SOFTWARE, INC." shall hereafter mean and refer to "EDGEWAVE, INC."

2.2          Section 2.1.7 (Term Loan C). New Section 2.1.7 is added as follows:

"2.1.7 Term Loan C.

(a)          Term Loan C. Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, on the Ninth Amendment Effective Date or as soon thereafter as is practical, one term loan ("Term Loan C") in an aggregate amount equal to the Term Loan C Amount. When repaid, Term Loan C may not be re-borrowed. Borrower shall use the proceeds of Term Loan C for general working capital.

(b)           Repayment. Term Loan C shall be "interest only" for six (6) months from the of funding with interest due on the first day of the month, starting on August 1, 2011. Borrower shall repay Term Loan C in (i) twenty four (24) equal installments of principal, plus (ii) monthly payments of accrued interest (each, a "Term Loan C Payment"). Beginning on January 1, 2012 each Term Loan C Payment shall be payable on the first day of each month. Borrower's final Term Loan C Payment, due on the Term Loan C Maturity Date, shall include all outstanding principal and accrued and unpaid interest under Term Loan C.

(c)           Prepayment. At Borrower's option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of Term Loan C, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay Term Loan C at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to Term Loan C through the date the prepayment is made; (ii) all unpaid principal with respect to Term Loan C; (iii) a prepayment fee equal to (A) three percent (3.00%) of the Term Loan C Amount at the time of prepayment if prepayment occurs sooner than eighteen (18) months from the date Term Loan C is made or (B) two percent (2.00%) of the amount outstanding under Term Loan C at the time of prepayment if prepayment occurs more than eighteen (18) months from the date Term Loan C is made, (the "Term Loan C Prepayment Fee"), and such Term Loan Prepayment Fee shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement. Notwithstanding the foregoing, Bank agrees to waive the Term Loan Prepayment Fee if Bank agrees to refinance and redocument this Agreement with Bank or under another division of Bank prior to the Term Loan C Maturity Date."

2.3           Section 2.3(a) (Interest Rate). New Section 2.3(a)(iv) is hereby added as follows:

"(iv)           Term Loan C. Subject to Section 2.3(b), the principal amount outstanding under Term Loan C shall accrue interest at a floating per annum rate equal to the greater of three percentage points (3.00%) above the Prime Rate or seven percent (7.00%) which interest shall be payable monthly in accordance with Section 2.3(1) below."

2.4           Section 2.4 (Fees). Section 2.4(c) is amended in its entirety and replaced with the following:

"(c)           Term Loan Prepayment Fees. The Term Loan Prepayment Fee in accordance with Section 2.1.6(c) and the Term Loan C Prepayment Fee in accordance with Section 2.1.7(c);"

2.5           Section 6.9 (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:

"(a)           Tangible Net Worth. A Tangible Net Worth not less than negative Twenty One Million Five Hundred Thousand Dollars (-$21,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010."

2.6           Section 6.9 (Financial Covenants). Section 6.9(b) is amended in its entirety and replaced with the following:

"(b)          Billings to Plan. As of the last day of each month, Borrower' s billings for the rolling three (3) months, shall be at least seventy five percent (75%) of Borrower's projected billings for such month as outlined in Borrower's forecast provided to Bank on April 25, 2011 and any revisions to such plan that are approved in writing by Bank. Any such revisions to such plan that are approved by Borrower's board of directors shall be provided to Bank within five (5) days of approval by Borrower's board of directors."

2.7           Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

"Applicable Termination Fee Amount" means (i) Twenty Four Thousand Dollars ($24,000) if this Agreement is terminated on or prior to June 30, 2012 or (ii) Twelve Thousand Dollars ($12,000) if this Agreement is terminated after June 30, 2012 but prior to the Revolving Line Maturity Date.

"Borrowing Base" means (i) eighty five percent (85%) of Eligible Accounts and (ii) the lesser of (a) sixty percent (60%) of Advanced Billing Accounts or (b) Seven Hundred Thousand Dollars ($700,000), as determined by Bank from Borrower's Transaction Report submitted at the end of the most recently ended month; provided, however, that Bank may, with notice to Borrower, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

"Credit Extension" is any Advance, Term Loan A, Term Loan B, Term Loan C, each Letter of Credit, the FX Reserve, any amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower's benefit.

"Ninth Amendment Effective Date" is June 30, 2011.

"Revolving Line" is an Advance or Advances in an amount up to Three Million Dollars ($3,000,000).

"Revolving Line Maturity Date" is June 30, 2013.

"Term Loan C" is a loan made by Bank pursuant to the terms of Section 2.1.7 hereof

"Term Loan C Amount" is an amount equal to Two Hundred Thousand Dollars ($200,000).

"Term Loan C Maturity Date" is December 1, 2013. "Term Loan C Payment" is defined in Section 2.1.7 hereof.

2.8           Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

2.9          Bank hereby waives Borrower's requirement to comply with Section 6.7(b) of the Loan Agreement for the April 2011 measuring period.

3.          Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          The representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and after giving effect to the waiver contained in Section 2.9, no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank in connection with the execution hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness. This Amendment shall be effective as of the date first written above upon a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the payment by Borrower of a extension fee with respect to the Revolving Line in the amount of Twenty Four Thousand Dollars ($24,000), (c) the payment by Borrower of a facility fee with respect to Term Loan C in the amount of Two Thousand Dollars ($2,000), and (d) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower.

7.           Reference to and Effect on the Loan Agreement and the Other Documents. (i) On and after the Ninth Amendment Effective Date, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement," "thereunder," "thereof' or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title Dept. Team Leader	BORROWER EDGEWAVE, INC. (F/K/A ST. BERNARD SOFTWARE, INC.) By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _____
FROM: EDGEWAVE, INC. (F/K/A ST. BERNARD SOFTWARE, INC.)

The undersigned authorized officer of EDGEWAVE, INC. (F/K/A ST. BERNARD SOFTWARE, INC.) ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _____ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end each month	Yes No

Financial Covenant	Required		Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth		*	$ _______	Yes No
Billings to plan	75%		_______ %	Yes No

* A Tangible Net Worth not less than negative Twenty One Million Five Hundred Thousand Dollars (-$21,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

EDGEWAVE, INC. (F/K/A ST. BERNARD	BANK USE ONLY
SOFTWARE, INC.)
Received by:_______________________________
AUTHORIZED SIGNER
By: ___________________________	Date: _____________________________________
Name: _________________________
Title: __________________________	Verified:___________________________________
AUTHORIZED SIGNER
Date: ____________________________________
Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.9(a))

Required:                      A Tangible Net Worth not less than negative Twenty One Million Five Hundred Thousand Dollars (-$21,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

Actual:

A. Aggregate net worth of Borrower	$_____
B. Aggregate value of intangible assets of Borrower	$_____
C. Aggregate Subordinated Debt	$_____
D Tangible Net Worth (line A minus line B plus line C)	$_____

Is line D equal to or greater than the dollar amount required above?

_____ No, not in compliance	_____ Yes, not in compliance

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: EDGEWAVE, INC.	DATE: June 2011
BANK: Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.    I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.    Borrower's exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware/

3.    Attached hereto are true, correct and complete copies of Borrower's Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof

4.    The following resolutions were duly and validly adopted by Borrower's Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Lou Ryan	CEO	/s/ Lou Ryan	☑
Thalia Gietzen	VP of Finance	/s/ Thalia Geitzen	☑

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank ("Bank").
Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower's assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds. Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower's capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: CEO

*** If the Secretary, Assistant Secretary or other certifyiing officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: /s/ Lou Ryan Name: Lou Ryan Title: CEO